UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

October 19, 2016

Date of Report (date of earliest event reported)

ASCENA RETAIL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-11736	30-0641353
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

933 MacArthur Boulevard

Mahwah, New Jersey 07430

(Address of principal executive offices, including zip code)

(551) 777-6700

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 19, 2016, Elliot S. Jaffe, Co-Founder and Non-Executive Chairman of the Board of Directors (the “Board”) of Ascena Retail Group, Inc. (the “Company”), notified the Company of his intention not to stand for re-election at the 2016 Annual Meeting of Stockholders, and to retire as an officer of the Company and from the Board, effective at the end of the 2016 Annual Meeting of Stockholders. Mr. E. Jaffe is a member of the class of directors whose term of office expires at the Company’s 2016 Annual Meeting of Stockholders. Mr. E. Jaffe advised the Company that he has no disagreement with the Company on any matter relating to the Company’s operations, policies or practices and the decision to retire was based solely on personal reasons. The Board plans to evaluate who will serve as the next chairperson of the Board following Mr. E. Jaffe’s retirement.

On October 25, 2016, the Company issued a press release announcing Mr. E. Jaffe’s intention not to stand for re-election and to retire from the Company and the Board, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No	Description

99.1	Press Release dated October 25, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASCENA RETAIL GROUP, INC.

Date: October 25, 2016	By:	/s/ Ernest LaPorte
Name: Ernest LaPorte
Title: Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)

EXHIBIT INDEX

Exhibit No	Description

99.1	Press Release dated October 25, 2016.